As Filed with the Securities and Exchange Commission on March 23, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

Context Therapeutics Inc.
(Exact name of registrant as specified in its charter)

______________________

Delaware	86-3738787
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2001 Market Street, Suite 3915, Unit#15
Philadelphia, Pennsylvania	19103
(Address of Principal Executive Office)	(Zip Code)

Context Therapeutics Inc. 2021 Long-Term Performance Incentive Plan
(Full titles of the plans)

Martin Lehr
Chief Executive Officer
Context Therapeutics Inc.
2001 Market Street, Suite 3915, Unit#15
Philadelphia, Pennsylvania 19103
(267) 225-7416
(Name, address, telephone number, including area code, and zip code, of agent for service)

Copies to:
Walter J. Mostek, Esq.	Alex Levit
Faegre Drinker Biddle & Reath LLP	Chief Legal Officer
One Logan Square	2001 Market Street, Suite 3915, Unit#15
Philadelphia, Pennsylvania 19103	Philadelphia, Pennsylvania 19103
Tel.: (215) 988-3330	Tel.: (267) 225-7416

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

2021 Long-Term Performance Incentive Plan

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 638,642 shares of common stock, par value $0.001 per share (“Common Stock") of Context Therapeutics Inc. (the "Company"), issuable pursuant to the Context Therapeutics Inc. 2021 Long-Term Performance Incentive Plan (the “2021 Plan”). These additional shares of common stock have become reserved for issuance as a result of the operation of the “evergreen” provision in the 2021 Plan, which provides that the total number of shares subject to such plan will be increased on the first day of each fiscal year pursuant to a specified formula or will be increased to such lesser total number of shares as may be determined by the Board with respect to the 2021 Plan. Pursuant to General Instruction E of Form S-8, the contents of the previous Registration Statements on Form S-8 filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 20, 2021 (File No. 333-260385), to the extent not otherwise amended or superseded by the contents hereof, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 23, 2022;
(b) the Registrant’s Current Reports on Form 8-K filed with the Commission on January 5, 2022, January 10, 2022 and March 23, 2022 (except Item 2.02 and Exhibit 99.1); and
(c) the description of the Common Stock contained in our registration statement on Form 8-A (File No. 001-40654) filed with the Commission on July 23, 2021, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the Commission.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

A list of the exhibits required to be filed as a part of this Registration Statement on Form S-8 is set forth in the Exhibit Index, which follows, and is incorporated herein by reference.

EXHIBIT INDEX
Exhibit	Description
Number
4.1
Amended & Restated Certificate of Incorporation of Context Therapeutics Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-40654), as filed with the SEC on October 22, 2021).

4.2
Amended & Restated Bylaws of Context Therapeutics Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-40654), as filed with the SEC on October 22, 2021).

5.1*	Opinion of Faegre Drinker Biddle & Reath LLP.
10.1
Context Therapeutics Inc. 2021 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-256572), as filed with the SEC on May 27, 2021).

23.1*	Consent of CohnReznick LLP, independent registered public accounting firm.
23.2*	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this registration statement on Form S-8).
107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Philadelphia, State of Pennsylvania, on the 23rd day of March, 2022.

Context Therapeutics Inc.

By: /s/ Martin A. Lehr
Martin A. Lehr
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin Lehr and Jennifer Minai-Azary, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Martin Lehr	Chief Executive Officer and Director	March 23, 2022
Martin Lehr	(principal executive officer)
/s/ Jennifer Minai-Azary	Chief Financial Officer	March 23, 2022
Jennifer Minai-Azary	(principal financial and accounting officer)
/s/ Richard Berman	Chairman of the Board and Director	March 23, 2022
Richard Berman
/s/ Philip Kantoff	Director	March 23, 2022
Philip Kantoff
/s/ Jennifer Evans Stacey	Director	March 23, 2022
Jennifer Evans Stacey
/s/ Linda West	Director	March 23, 2022
Linda West